UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2026

Park Dental Partners, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	001-42967	93-2020683
(State or other jurisdiction of	(Registration Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

2200 County Road C West, Suite 2210

Roseville, Minnesota 55113

(651) 633-0500

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	PARK	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01. Entry into a Material Definitive Agreement.

Amendment to Credit Agreement

On February 13, 2026 (with an effective date of January 1, 2026), Park Dental Partners, Inc. (the “Company”), together with PDG, P.A., Dental Specialists of Minnesota, PLLC, Orthodontic Specialists of Minnesota, PLLC, The Facial Pain Center, PLLC, and PDP MN, LLC (collectively with the Company, the “Borrowers”), entered into an Amendment Agreement (the “Amendment”) with U.S. Bank National Association (the “Lender”) to amend that certain Amended and Restated Credit Agreement, dated as of March 27, 2024 (as amended, the “Credit Agreement”). The Credit Agreement provides for (i) a revolving line of credit in an original principal amount of up to $15,000,000 and (ii) a term loan in an original principal amount of $13,000,000.

The Amendment was entered into to reflect, among other considerations, the Company’s initial public offering and related public-company operating and reporting considerations. The principal changes made by the Amendment are:

•	Extension of revolving line of credit. The Amendment extends the stated maturity date of the revolving facility to March 27, 2029.

•	Covenant updates / public-company alignment. The Amendment also updates certain provisions of the Credit Agreement, including (among other things) (i) modifying the financial covenants to require a minimum Fixed Charge Coverage Ratio of 1.15 to 1.00 and a maximum Total Cash Flow Leverage Ratio of 4.00 to 1.00, and (ii) updating a quarterly reporting covenant to require delivery of quarterly financial statements within 45 days after fiscal quarters ending March 31, June 30, and September 30.

•	Shareholder loans for equity-vesting tax obligations; previously disclosed promissory notes. The Company previously disclosed, under the caption “Shareholder Promissory Notes” in the section “Certain Relationships and Related Party Transactions” of Amendment No. 1 to its Registration Statement on Form S-1 (Registration No. 333-290001) filed with the SEC on September 24, 2025, that it intended to offer promissory notes to certain doctor shareholders to provide liquidity options for tax obligations that may be due in connection with equity vesting upon consummation of the initial public offering. The Company also included this disclosure under the same caption in its final prospectus dated December 2, 2025 and filed with the SEC on December 3, 2025 pursuant to Rule 424(b)(4). The Amendment updates the Credit Agreement to permit such transactions.

The foregoing description is qualified in its entirety by reference to the Amendment, a copy of which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

To the extent required by Item 2.03 of Form 8-K, the information contained in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03

Item 9.01 Financial Statements and Exhibits.

(d) The following exhibits are being filed herewith:

Exhibit No.	Description
10.1	Amendment Agreement, dated as of February 13, 2026 (effective January 1, 2026), by and among the Company, certain affiliated borrower entities, and U.S. Bank National Association.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 19, 2026

PARK DENTAL PARTNERS, INC.

By:	/s/ Christopher J. Bernander
Name: Christopher J. Bernander
Title: Chief Financial Officer